Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into effective as of January 15, 2015 by WESSCO, LLC, a Delaware limited liability company (“Debtor”), and THE BANK OF KENTUCKY, INC., a Kentucky banking corporation, its successors and assigns, as secured party (“Secured Party”).

RECITALS:

A.                               Secured Party has agreed to loan the following to Debtor a loan in the principal amount of One Million and 00/100 DOLLARS ($1,000,000.00) (the “Loan”).

B.                               As a condition precedent to Secured Party’s extension of the Loan to Debtor and in consideration therefor, Secured Party has required the execution and delivery of, among other things: (i) this Agreement, (ii) that certain Promissory Note of even date herewith from Debtor to the order of Secured Party in the principal amount of up of One Million and 00/100 DOLLARS ($1,000,000.00) (the “Note”), and (iii) various other Loan Documents (as defined in the Note).

D.                               Debtor: (i) will or is expected to benefit from the Loan, (ii) understands that Secured Party would not make the Loan to Debtor but for the execution and delivery of this Agreement, (iii) acknowledges that this Agreement is being executed and delivered to Secured Party in exchange for valuable consideration which is legally sufficient to support and justify Debtor’s obligations hereunder, and (iv) has knowingly and voluntarily executed and delivered this Agreement to Secured Party after having had the opportunity to review the same with legal counsel.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Debtor and Secured Party hereby agree and covenant as follows:

1.                                 Debtor does hereby grant to Secured Party a security interest in all personal property owned by Debtor, including, without limitation, each item of Equipment, each Third Party Agreement, all of the other property described in Exhibit A, attached hereto and made a part hereof; all property hereafter acquired by Debtor, and all accessions thereto and the proceeds thereof (collectively referred to herein as the “Collateral”).

2.                                 The security interest granted pursuant to this Security Agreement is given by Debtor to Secured Party to secure: (a) the payment of the Loan and all interest, late charges, reimbursement obligations, and other indebtedness evidenced by or owing, now or in the future, under the Note, the Loan Agreement, and any of the other Loan Documents, together with all extensions, modifications, renewals or refinancings of any of the foregoing; (b) all amounts and other obligations owed to Secured Party by Debtor as described in the Loan Documents (defined in the Note); (c) all amounts and other obligations owed to Secured Party by Debtor under or pursuant to any other financing, loan, or credit facility, including, without limitation, the loans previously made by Secured Party to Debtor pursuant to certain Promissory Notes, each dated as of October 15, 2013, in the original principal or face amounts of $1,000,000.00 and $3,000,000.00, respectively, and all documents and agreements evidencing and securing the same; and (d) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Debtor or any other obligor to or benefiting the Secured Party which are evidenced or secured by or otherwise provided in the Note, this Agreement or any of the other Loan Documents.

3.                                      Debtor hereby represents, warrants, and covenants to Secured Party that:

A.                                    The Collateral is or is to be used by the Debtor primarily for business use.

B.                                    The Collateral will be kept in the Commonwealth of Kentucky except such of the Collateral as is subject to any Third Party Agreement approved by Secured Party that requires certain Equipment to be kept in a different location, in which case the Collateral shall be kept in the location(s) described in each approved Third Party Agreement. The Debtor’s principal place of business is located in the Commonwealth of Kentucky. Debtor will promptly notify Secured Party of any change in the location of the Collateral and Debtor will not remove the Collateral from the above described locations without the written consent of the Secured Party. The Debtor shall not change its name, its principal place of business or its state of organization or registration or merge with another entity without first providing written notice to Secured Party.

C.                                    Except for the security interest granted herein, Debtor is or will be the owner of the Collateral free from any prior lien, security interest or encumbrance other than the interests described in the Third Party Agreements, and Debtor will defend the Collateral against all claims and demands of any and all persons at any time claiming the same or any other interest therein.

D.                                    Except in the ordinary course of business for reasonable consideration, Debtor will not sell, exchange, lease or otherwise dispose of any interest in the Collateral without the written consent of the Secured Party and will not permit any lien, security interest or encumbrance to attach to the Collateral.

E.                                     Other than financing statements in favor of Secured Party, no financing statement covering the Collateral is on file in any public office and, at the request of Secured Party, Debtor will join with Secured Party in executing and/or authorizing one or more financing statements, covering the Collateral generally and/or any particular item of Collateral if Secured Party elects, from time to time, to file separate financing statements for each such items, pursuant to the Uniform Commercial Code of Kentucky in form satisfactory to the Secured Party and Debtor will pay the cost of filing in all public offices wherever tiling is deemed necessary by Secured Party. A carbon, photographic or other reproduction of this Agreement or a financing statement will be sufficient as a financing statement.

F.                                      Debtor will maintain the Collateral in good condition and repair; will maintain insurance on the Collateral with a coverage amount at least equal to the replacement value of the Collateral against fire, theft, and such other hazards and in such form and amount as Secured Party may require (but in no event less than replacement value of such Collateral) and for the benefit of Debtor and Secured Party as their interest shall appear and will pay and discharge all taxes imposed on the Collateral. Debtor assigns to Secured Party all right to proceeds of any insurance not exceeding the unpaid balance hereunder, and directs any insurer to pay all proceeds directly to Secured Party and authorizes Secured Party to indorse any draft for the proceeds. Such policy or policies (or certificates thereof) shall be delivered to the Secured Party and shall be with a company or companies satisfactory to Secured Party.

G.                                    At its option, Secured Party may discharge taxes, liens or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral should Debtor fail to do so. Debtor agrees to reimburse Secured Party on demand for any payment so made and until such reimbursement, the amount so paid by Secured Party shall be added to the principal amount of the indebtedness.

H.                                   Upon happening of any of the following events or conditions: (a) a default in the payment or performance of any of the obligations or of any covenant or liability contained or referred to in the Note or any of the other Loan Documents; (b) loss, theft, destruction, sale or encumbrance of or to the Collateral; (c) death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Debtor; or (d) any default under the terms hereunder; Secured Party may at its election, declare the entire amount of the indebtedness then outstanding under the Note and other Loan Documents due and payable at once and Secured Party shall have the rights and remedies of a secured party under any applicable Uniform Commercial Code, including the right to enter any premises of the Debtor, without legal process and take possession of and remove the Collateral and the right to act in Debtor’s place under any of the Third Party Agreements. Debtor agrees, upon request of the Secured Party, to assemble the Collateral and to make it available at the place designated by Secured Party. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is mailed to the address of the Debtor shown in this Agreement at least ten (10) days before the time of such disposition.

4.                                      No waiver by Secured Party of any default shall be effective unless in writing nor shall operate as a waiver of any other default or of the same default on a subsequent occasion. Secured Party is hereby authorized to fill any blank spaces hereunder. All rights of Secured Party hereunder shall inure to the benefit of the heirs, executors, administrators, successors and assigns of Secured Party; and all obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor. If there is more than one Debtor, their obligations hereunder shall be joint and several. This Agreement constitutes the entire agreement between the parties. This Agreement shall be governed by Kentucky law.

5.                                      Any notice that Secured Party or Debtor is required or entitled to give to the other party hereunder shall be in writing and shall be deemed given when sent by certified mail, return receipt requested, postage prepaid or upon receipt, if hand delivered or sent by facsimile, at the addresses specified below:

Secured Party:	The Bank of Kentucky, Inc.
111 Lookout Farm Drive
Crestview Hills, Kentucky 41017
Attn: Brett Blackwell

With a copy to:	Strauss Troy Co., LPA
50 E. Rivercenter Blvd., Suite 1400
Covington, KY 41011
Attn: William O. Williamson, Esq.

Debtor:	Wessco, LLC
7100 Grade Lane
Louisville, KY 40213
Attn: Sean Garber

With a copy to:	Frost Brown Todd LLC
400 West Market Street, 32nd
Floor Louisville, KY 40202
Attn: John S. Egan, Esq.

The addresses set forth above may be changed as to any party by such party delivering to the other parties written notice as to such change of address.

6.                                 Upon the payment in full of all amounts secured by this Security Agreement, Secured Party agrees that it will promptly terminate this Agreement and cause, at Debtor’s reasonable expense, all financing statements filed to perfect Secured Party’s security interest in the Collateral to be released.

7.                                 DEBTOR AND SECURED PARTY (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITION-ALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS INSTRUMENT, THE NOTE, ANY OTHER LOAN DOCUMENT OR ANY RELATIONSHIP BETWEEN DEBTOR AND SECURED PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO SECURED PARTY TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY SECURED PARTY’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS INSTRUMENT, ANY NOTE OR ANY OTHER GUARANTY OF PAYMENT, AGREEMENT, INSTRUMENT OR DOCUMENT RELATED THERETO.

8.                                 This Agreement may be executed in one or more original or facsimile counterparts, each of which, when taken together, shall constitute a single enforceable instrument.

Executed effective as of the date first set forth above.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE OF SECURED PARTY FOR SECURITY AGREEMENT

THE BANK OF KENTUCKY INC., a Kentucky banking corporation

By:	/s/ Brett Blackwell
Printed Name:	Brett Blackwell
Title:	Vice President

STATE OF OHIO

SS.

COUNTY OF HAMILTON

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Brett Blackwell, the Vice President of The Bank of Kentucky, Inc., a Kentucky banking corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 14th day of January, 2015.

/s/ Anthony M. Barlow
Notary Public

My Commission Expires:	N/A

SIGNATURE PAGE OF DEBTOR FOR SECURITY AGREEMENT

WESSCO, LLC, a Delaware limited liability company

By:	Industrial Services of America, Inc., a
Florida corporation, its Manager

	By:	/s/ Sean Garber
	Printed Name:	Sean Garber
	Title:	President

STATE OF KENTUCKY

) SS.

COUNTY OF JEFFERSON

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Sean Garber, the President on behalf of Industrial Services of America, Inc., a Florida corporation, which corporation is the Manger on behalf of Wessco, LLC, a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this 15th day of January, 2015.

/s/ LeAnders L. Jones
Notary Public

My Commission Expires:	9-29-15

EXHIBIT A

TO

SECURITY AGREEMENT

Debtor:	Secured Party:

Wessco, LLC 7100 Grade Lane Louisville, KY 40213	The Bank of Kentucky, Inc. 111 Lookout Farm Drive Crestview Hills, Kentucky 41017

Collateral Description

All of Debtor’s right, title and interest in and to the following:

All leases and other agreements (“Third Party Agreements”) between or among Debtor and other persons related to any Equipment (defined below) leased, sold, or serviced by Debtor, including, without limitation, all of the following to the extent produced by or from or otherwise related to said Equipment or Third Party Agreements: (a) all monies, revenues, rent, rent equivalents, receipts, deposits, letters of credit, income and profits due and to become due to Debtor thereunder; (b) all claims, demands, and causes of action that Debtor has now or which may arise in the future; (c) all rights and options, including, without limitation, the full power and authority possessed by Debtor to exercise the same pursuant to their terms; (d) all permits, approvals, and consents, previously granted and those granted in the future; (e) all plans, reports, appraisals, investigations, and examinations; (0 all licenses; and (g) all leases to or from Debtor whether existing now or in the future; and

All Accounts, Equipment, General Intangibles, Intellectual Property, Inventory, Deposit Accounts, all products and proceeds thereof, and the items set forth in subparagraphs (g) and (h) below, whether now owned or existing or hereafter acquired or arising. The following definitions apply to the terms used in this Exhibit and any corresponding UCC Financing Statement:

(a)                                 Accounts: All accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments and documents, and notes; any other obligations or indebtedness owed to Debtor from whatever source arising; all rights of Debtor to receive any performance or any payments in money or kind; all guaranties of the foregoing and security therefor; all of the right, title and interest of Debtor in and with respect to the goods, services, or other property that gave rise to or that secure any of the foregoing and insurance policies and proceeds relating thereto, and all rights of Debtor as an unpaid seller of goods and services. including but not limited to, the rights to stoppage in transit, replevin, reclamation, and resale; and all of the foregoing whether now owned or existing or hereafter created or acquired (the “Accounts”).

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(b)                       Equipment: All of Debtor’s now owned or hereafter acquired machinery, equipment, furniture, furnishings and fixtures, together with tools and motor vehicles of every kind and description, all parts therefor, and all improvements, accessions or appurtenances thereto (the “Equipment”).

(c)                        General Intangibles: All chosen in action and causes of action and all other intangible personal property of Debtor of every kind and nature (other than Accounts) now owned or hereafter acquired by Debtor, including, without limitation, corporate or other business records, trademarks, trade names, brand names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, insurance proceeds, including without limitation, insurance covering the lives of key employees on which the Debtor is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to Debtor to secure payment by an account debtor of any of the Accounts (the “Intangibles”).

(d)                            Intellectual Property: All of Debtor’s present and future: trade secrets and other proprietary information; trademarks, service marks and business names and the goodwill of the business relating thereto; copyrights (including without limitation copyrights for computer programs) and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents, license agreements related to any of the foregoing and income therefrom; books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations of the foregoing; the right to sue for all past, present and future infringements of’ the foregoing; and proceeds of the foregoing (the “Intellectual Property”).

(e)                             Inventory: Any and all now owned or hereafter acquired goods, merchandise, or other personal property, raw materials, parts, supplies, work-in-process and finished products intended for sale, of every kind and description, in the custody or possession, actual or constructive, of Debtor, including such inventory as is temporarily out of the custody or possession of Debtor, including insurance proceeds from insurance on any of the above, any returns upon any Accounts and other proceeds, resulting from the sale or disposition of any of the foregoing, including without limitation, raw materials, work-in-process, and finished goods (the “Inventory”).

Deposit Accounts:                                             All deposit accounts of Debtor maintained with Secured Party or any other bank, savings and loan association, credit union or like organization, including all demand, time, savings, passbook or other accounts.

(g)                             All products and proceeds of the collateral described in this Exhibit A and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering said collateral, all property received wholly or partly in trade or exchange for said collateral, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of, said collateral or any interest therein.

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(h)                                 In addition, all ledger sheets, books, records and documents concerning any of the collateral described in this Exhibit A, including all formulations, manufacturing procedures, quality control procedures, product specifications, computer records, programs, storage media and computer software useful or required in connection therewith.

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